UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 29, 2025, Ares Real Estate Income Trust Inc. (the “Company”) reconvened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Quorum for the Annual Meeting requires holders of 50% of the outstanding shares of the Company’s common stock entitled to vote to be present, in person or by proxy. A quorum was not present at the Annual Meeting. Accordingly, the Annual Meeting was permanently adjourned without (i) electing the Company’s nominees to the board of directors for the ensuing year and until their successors are elected and qualify or (ii) ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

As a result, under Maryland law each incumbent nominee for the board of directors will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies. In addition, the ratification by stockholders of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 is not required for their appointment and they will serve in that capacity at the direction of the Company’s audit committee.

Item 8.01 Other Events.

On July 29, 2025, the Company’s board of directors authorized an increase to the amount of monthly gross distributions for each class of our common stock, such that distributions in the amount of $0.03450 per share will be paid to stockholders of record on July 31, 2025, August 29, 2025 and September 30, 2025. The new monthly gross distribution per share reflects an increase to the amount of the previous monthly gross distribution of $0.03333 per share that has been paid since July 31, 2023. The distributions on Class T-R shares, Class S-R shares, Class D-R shares, Class S-PR shares and Class D-PR shares of our common stock will be reduced by the respective distribution fees that are payable with respect to Class T-R shares, Class S-R shares, Class D-R shares, Class S-PR shares and Class D-PR shares. The distributions will be paid on or about the last business day of each respective month to stockholders of record as of the close of business on the last business day of each respective month. There can be no assurances that this new distribution rate will be maintained in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
August 1, 2025
	By:	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor Partner, Co-President